Exhibit 99.4

PROFORMA FINANCIAL DATA

Chase Corporation and NEPTCO Holdings, Inc. Unaudited Pro Forma Condensed Combined Financial Statements

The following unaudited pro forma condensed combined financial statements give effect to the merger of NEPTCO Holdings, Inc. (“NEPTCO”) and  Chase Corporation (“Chase” or the “Company”) in a transaction to be accounted for in accordance with Statement of Financial Accounting Standards (“SFAS”) Accounting Standards Codification (“ASC”) Topic 805 “Business Combinations”, with Chase treated as the acquirer and NEPTCO being a surviving entity and continuing as a wholly owned subsidiary of Chase. The unaudited pro forma condensed combined balance sheet as of May 31, 2012 is based on the individual historical consolidated balance sheets of Chase as of  May 31, 2012 and NEPTCO as of March 30, 2012 and has been prepared to reflect the acquisition of NEPTCO by Chase as of May 31, 2012. The unaudited pro forma condensed combined statements of operations are based on the individual historical consolidated statements of operations of Chase for the nine months ended May 31, 2012 and the year ended August 31, 2011and NEPTCO for the nine months ended March 30, 2012 and the year ended July 1, 2011 and giving effect to the acquisition as if it occurred on September 1, 2010 for the pro forma statements of operations, reflecting only pro forma adjustments expected to have a continuing impact on the combined results. The pro forma adjustments give effect to events that are directly attributable to the acquisition and factually supportable regardless of whether they have continuing impact or are nonrecurring.

These unaudited pro forma condensed combined financial statements are for informational purposes only. They do not purport to indicate the results that would have actually been obtained had the merger been completed on the assumed date or for the periods presented, or which may be realized in the future. To produce the pro forma financial information, Chase allocated the purchase price using its best estimates of fair value. These estimates are based on the most recently available information. The allocation is dependent upon certain valuation and other studies that are not yet final. Accordingly, the pro forma purchase price adjustments are preliminary, subject to further adjustments as additional information becomes available and as additional analyses are performed. Upon completion of the analysis, final valuations will be performed. There can be no assurances that these final valuations will not result in material changes to the purchase price allocation. Furthermore, the parties may have reorganization and restructuring expenses as well as potential operating efficiencies as a result of combining the companies. The pro forma financial information does not reflect these potential expenses and efficiencies. The unaudited pro forma condensed combined financial statements should be read in conjunction with:

•                  Chase’s audited consolidated financial statements including the related notes thereto, and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained in Chase’s Annual Report on Form 10-K for the year ended August 31, 2011,

•                  Chase’s unaudited consolidated financial statements including the related notes thereto, and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained in Chase’s Quarterly Report on Form 10-Q for the period ended May 31, 2012,

•                  NEPTCO’s audited financial statements, including the related notes thereto, for the three years ended December 30, 2011,

•                  NEPTCO’s unaudited financial statements for the three months ended March 30, 2012 and April 1, 2011, and

•                  The accompanying notes to the unaudited pro forma condensed combined financial statements.

1

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

As of May 31, 2012

In thousands, except share and per share amounts

	Chase	NEPTCO(V)	Pro Forma Adjustments	Note Reference	Pro Forma Combined
ASSETS
Current Assets:
Cash & cash equivalents	$13,189	$4,032	$70,000	(A)	$9,444
			(175)	(U)
			(8,117)	(B)
			(69,485)	(C)
Accounts receivable	18,533	11,508			30,041
Inventories	22,988	12,952	1,410	(D)	37,350
Prepaid expenses and other current assets	1,803	337			2,140
Deferred income taxes	559	723	(559)	(R)	—
			(723)	(E)
Total current assets	57,072	29,552	(7,649)		78,975

Property, plant and equipment, net	30,922	20,373	(3,333)	(F)	47,962

Other Assets
Goodwill	18,039	—	17,811	(G)	35,850
Intangible assets, net	14,020	3,560	(3,560)	(H)	36,600
			22,580	(I)
Cash surrender value of life insurance	7,107	—			7,107
Restricted Investments	803	—			803
Deferred income taxes	329	—			329
Other assets	81	397	(397)	(J)	256
			175	(U)
	$128,373	$53,882	$25,627		$207,882
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities
Accounts payable	$7,255	$5,487			$12,742
Accrued payroll and other compensation	1,693	—	$1,313	(K)	3,006
Accrued stock based compensation					—
Accrued expenses	4,781	4,247	(1,313)	(K)	6,530
			(1,185)	(J)
Accrued income taxes	1,932	—			1,932
Deferred income taxes	—	—	1,249	(S)	690
			(559)	(R)
Accrued interest expense	—	12,911	(12,911)	(J)	—
Current portion of capital lease obligations	—	55			55
Current portion of long-term debt	4,400	84,570	(84,570)	(J)	6,600
			(3,400)	(B)
			5,600	(A)
Total current liabilities	20,061	107,270	(95,776)		31,555

Long-term debt, less current portion	4,717	—	(4,717)	(B)	64,400
			64,400	(A)
Deferred compensation	1,622	—			1,622
Accumulated pension obligation	5,792	—	672	(K)	6,464
Other liabilities	102	710	(672)	(K)	140
Deferred income taxes		1,157	6,465	(S)	7,622

Stockholders’ Equity
Preferred Stock	—	—			—
Common stock	905	1	(1)	(L)	905
Additional paid-in capital	12,162	3,985	(3,985)	(L)	12,162
Accumulated other comprehensive loss	(4,693)	(494)	494	(L)	(4,693)
Retained earnings (accumulated deficit)	87,705	(60,737)	60,737	(L)	87,705
Total stockholders’ equity	96,079	(57,245)	57,245		96,079

Noncontrolling Interest in Joint Venture	—	1,990	(1,990)	(L)	—

Total liabilities and stockholders’ equity	$128,373	$53,882	$25,627		$207,882

See accompanying notes to unaudited pro forma condensed combined financial statements.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

Nine Months Ended May 31, 2012
In thousands, except share and per share amounts

	Chase	NEPTCO(V)	Pro Forma Adjustments	Note Reference	Pro Forma Combined

Revenues	$96,689	$70,665			$167,354

Costs and Expenses:
Cost of products and services sold	65,231	56,706	194	(M)	121,653
			(478)	(N)
Selling, general and administrative expenses	21,108	10,049	1,445	(M)	31,444
			(1,158)	(T)
Loss on impairment of assets	—	1,730			1,730

Operating income (loss)	10,350	2,180	(3)		12,527

Other income and expense:
Interest income (expense)	100	(6,603)	6,603	(J)	(1,518)
			(1,695)	(A)
			(26)	(U)
			103	(O)

Income (loss) before income taxes	10,450	(4,423)	4,982		11,009

Income tax provision (benefit)	3,553	(1,940)	1,893	(P)	3,506

Net income (loss)	6,897	(2,483)	3,090		7,503

Less: net loss attributable to non-controlling interest	—	955			955

Net income (loss) attributable to the Company	$6,897	$(1,528)	$3,090		$8,458

Net income per common and common equivalent shares
Basic	$0.76				$0.94
Diluted	$0.76				$0.93

Weighted average shares outstanding
Basic	8,759,472				8,759,472
Diluted	8,782,564				8,782,564

See accompanying notes to unaudited pro forma condensed combined financial statements.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

Year Ended August 31, 2011
In thousands, except share and per share amounts

	Chase	NEPTCO(V)	Pro Forma Adjustments	Note Reference	Pro Forma Combined

Revenues	$123,040	$93,010			$216,050

Costs and Expenses
Cost of products and services sold	80,317	72,800	258	(M)	152,737
			(638)	(N)
Selling, general and administrative expenses	26,780	12,096	1,927	(M)	40,610
			(193)	(T)
Loss on impairment of assets	—	711			711

Operating income	15,943	7,403	(1,354)		21,992

Other income and expense
Interest income (expense)	230	(11,301)	11,301	(J)	(1,850)
			(2,241)	(A)
			196	(O)
			(35)	(U)
Gain on extinguishment of preferred stock	—	30,350	(30,350)	(Q)	—

Income (loss) before income taxes	16,173	26,452	(22,483)		20,142

Income tax provision (benefit)	5,242	(468)	2,990	(P)	7,764

Net income (loss)	10,931	26,920	(25,471)		12,378

Less: net loss attributable to non-controlling interest	—	9			9

Net income (loss) attributable to the Company	$10,931	$26,929	$(25,473)		$12,387

Net income per common and common equivalent shares
Basic	$1.22				$1.38
Diluted	$1.22				$1.38

Weighted average shares outstanding
Basic	8,721,452				8,721,452
Diluted	8,763,808				8,763,808

See accompanying notes to unaudited pro forma condensed combined financial statements.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

In thousands, except share and per share amounts

Note 1 — Basis of Presentation

The unaudited pro forma condensed combined financial statements are based on the historical financial statements of Chase Corporation (“Chase”) and NEPTCO Holdings, Inc. (“NEPTCO”) after giving effect to the cash paid by Chase to consummate the acquisition of NEPTCO, as well as certain pro forma adjustments.

The unaudited pro forma condensed combined balance sheet as of May 31, 2012 is based on the historical balance sheets of Chase as of May 31, 2012 and NEPTCO as of March 30, 2012, plus pro forma adjustments, and gives effect to the acquisition transaction as if it had occurred on May 31, 2012. The pro forma adjustments give effect to events that are directly attributable to the acquisition and factually supportable regardless of whether they have continuing impact or are nonrecurring.

The unaudited pro forma condensed combined statements of operations for the nine months ended May 31, 2012 and  the year ended August 31, 2011 are based on the historical condensed combined statements of operations of Chase for the nine months ended May 31, 2012 and the year ended August 31, 2011, respectively, and the nine months ended March 30, 2012 and the year ended  July 1, 2011, respectively, for NEPTCO plus pro forma adjustments, and give effect to the acquisition transaction as if it had occurred on September 1, 2010 the first day of fiscal 2011.

The unaudited pro forma condensed combined financial statements assume that the acquisition is accounted for using the acquisition method of accounting for business combinations in accordance with Accounting Standards Codification (“ASC”) Topic 805 “Business Combinations” and represent a pro forma presentation based upon available information of the combining companies’ financial position and results of operations during the periods presented. As of the date of this document, Chase had not completed the final, detailed valuation studies necessary to arrive at the required estimates of the fair value of the assets acquired and liabilities assumed of NEPTCO and the related allocations of the purchase price. The preliminary allocation of the purchase price of the acquisition used in these unaudited pro forma condensed consolidated financial statements is based upon our estimates at the date of preparation of these pro forma financial statements, and is subject to change as we finalize our valuation studies.

The unaudited pro forma condensed combined financial statements and the accompanying notes should be read in conjunction with the historical financial statements and accompanying notes of NEPTCO (contained elsewhere in this Form 8-K/A) and Chase’s Annual Report on Form 10-K filed with the Securities and Exchange Commission (SEC) on November 14, 2011 and recent current reports on Form 8-K and Form 10-Q. The unaudited pro forma condensed combined financial statements are presented for informational purposes only and are not necessarily indicative of the operating results or the financial position that would have been achieved had the acquisition been consummated as of the dates indicated or of the results that may be obtained in the future.

Note 2 — Purchase Price and Preliminary Purchase Price Allocation

The purchase price on a debt free, cash free basis was $67,000, excluding any working capital adjustments which are still pending and acquisition related costs. The acquisition was funded through term debt bank financing led and arranged by Bank of America, with participation from RBS Citizens. The gross purchase price consists of cash consideration transferred in the amount of $69,485.

The estimated consideration transferred has been allocated to the acquired tangible and identifiable intangible assets and liabilities assumed based on their estimated fair values as of May 31, 2012:

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS (Continued)

In thousands, except share and per share amounts

Cash	$4,032
Accounts Receivable	11,508
Inventories	14,362
Other Current Assets	337
Property, plant and equipment	17,040
Goodwill	17,811
Intangible assets	22,580
Assumed Liabilities	(9,314)
Deferred income taxes	(8,871)
Purchase price net of cash received	$69,485

The allocation of purchase price is preliminary and the final determination will be based on (i) the fair values of assets acquired, including the fair values of identifiable intangibles, and (ii) the fair values of liabilities assumed. The excess of consideration transferred over the fair value of assets and liabilities acquired is allocated to goodwill. The allocation of purchase price will remain preliminary until Chase Corporation completes a final valuation of significant identifiable intangible assets acquired and determines the fair values of other assets and liabilities acquired. The final determination of the allocation of purchase price is expected to be completed as soon as practicable. The final amounts allocated to assets and liabilities acquired could differ significantly from the amounts presented in the unaudited pro forma condensed combined financial statements as both the allocation, and asset and liabilities acquired as of June 27, 2012, may differ from May 31, 2012, the date of the presented pro forma condensed combined balance sheet.

Intangible Assets

The amount preliminarily allocated to intangible assets has been attributed to the following categories:

		Estimated useful life
Customer Relationships	$17,570	10 years
Trade Names	2,790	5 years
Technology	2,180	10 years
Backlog	40	4 months
	22,580
Goodwill	17,888	indefinite
	$40,468

The intangible assets subject to amortization are being amortized on a straight line basis.

Note 3 — Financing

In June 2012, as part of our acquisition of NEPTCO, Chase borrowed $70,000 under a five year term debt financing arrangement led and arranged by Bank of America, with participation from RBS Citizens. The applicable interest rate is based on the effective London Interbank Offered Rate (LIBOR) plus a range of 1.75% to 2.25%, depending on the consolidated leverage ratio of Chase. As part of the financing for this acquisition, Chase retired all of its pre-existing debt with Bank of America and RBS Citizens.  Additionally, Chase obtained a new revolving line-of-credit totaling $15,000 which replaced the existing $10,000 line. The revolving line-of-credit bears interest at LIBOR plus a range of 1.75% to 2.25%, depending on the consolidated leverage ratio of Chase, or, at the Company’s option, at the bank’s base lending rate. This revolving line-of-credit allows for increased flexibility for working capital

NOTES TO PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS (Continued)

In thousands, except share and per share amounts

requirements going forward, and the Company plans to use this availability to help finance its cash needs, including potential acquisitions, in future periods.

The credit facility contains customary affirmative and negative covenants that, among other things, restrict the Company’s ability to incur additional indebtedness.  It also requires the Company to maintain a ratio of consolidated indebtedness to consolidated EBITDA (each as defined in the facility) of no more than 3.00 to 1.00, and to maintain a consolidated fixed charge coverage ratio (as calculated in the facility) of at least 1.25 to 1.00.  The Company is required to repay the principal amount of the term loan in quarterly installments of $1,400 beginning in September 2012 through June 2014, increasing to $1,750 per quarter thereafter through June 2015, and to $2,100 per quarter thereafter through March 2017.  The credit facility, including the revolving line-of-credit, matures in June 2017.

The interest rate used in calculating pro forma interest expense for the new term debt is the respective applicable rate as of June 27, 2012, the date of the transaction. The effect on net income of a +/- 1/8% variance in interest rates would not be material.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS (Continued)

In thousands, except share and per share amounts

Note 4 — Pro forma Adjustments

(A)	To record the proceeds, and current and long-term portion of the $70,000 borrowed under a five year term debt financing arrangement, and to record related interest expense.
(B)	To record Chase retiring all of its pre-existing debt with Bank of America and RBS Citizens.
(C)	Total cash consideration paid by Chase in connection with the acquisition of NEPTCO.
(D)

To record estimated fair value adjustment to the carrying value of NEPTCO inventory balance. The related cost of products and services sold has not been included as an adjustment in the pro forma statement of operations because its impact is not expected to extend beyond twelve months.

(E)	To eliminate historic NEPTCO deferred tax asset.
(F)

To reflect estimated fair value adjustments for property, plant and equipment based on preliminary valuation using best available information. Given the decrease in carrying value, an adjustment for the estimated impact on depreciation expense has also been made (see (N) below).

(G)	To record the excess of purchase price over the fair value of assets acquired and liabilities assumed as goodwill.
(H)	To eliminate prior existing NEPTCO intangible assets.
(I)	To record identifiable intangible assets as described in Note 2.
(J)	To record the elimination of preexisting NEPTCO debt, and related accrued interest, deferred financing assets, and interest expense.
(K)	To reclassify NEPTCO accounts to match account groupings historically utilized by Chase.
(L)	Eliminated the historical stockholders’ equity and non-controlling interest in Joint Venture accounts of NEPTCO.
(M)

To record amortization of identified intangible assets over their estimated useful lives as described in Note 2, net of amortization previously recorded by NEPTCO for previously identified intangible assets.

(N)	To record adjustment in depreciation expense given adjustment in fair value of underlying fixed assets identified.
(O)	To eliminate interest expense previously recognized on pre-existing Chase debt with Bank of America and RBS Citizens.
(P)

To record the tax impact of the pro forma adjustments at the statutory tax rate of 38%, excluding the effect of the gain on extinguishment of preferred stock historically recognized by NEPTCO during the year ended July 1, 2011 (see Q below).

(Q)	To eliminate the gain on extinguishment of preferred stock, as this is non-reoccurring.
(R)	To reclassify from current deferred tax asset to current deferred tax liability.
(S)	To record current portion of deferred tax liabilities created in connection with fair value adjustments.
(T)	To eliminate incremental costs (incurred by both Chase and NEPTCO) directly related to this acquisition as they are non-recurring.
(U)	To reflect debt issuance fees related to new term debt, and amortization over the life of the new term debt.
(V)	NEPTCO balance sheet is as of March 30, 2012, and Statements of Operation are for the nine month period ended March 30, 2012 and year ended July 1, 2011, respectively.